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                                                                     Exhibit 3.4

                            ARTICLES OF ORGANIZATION

                                       OF

                 ADVANCED BUSINESS CONCEPTS INTERNATIONAL, LLC


     This certificate is executed in order to form a Minnesota limited liability company pursuant to Chapter 322B of the Minnesota Statutes.

     1. The name of the limited liability company is Advanced Business Concepts International, LLC.

     2. The address of its registered office is 4001 Lexington Avenue North, Arden Hills, Minnesota 55126.

     3. The name of the organizer is Dawn M. Szymborski whose address is 4001 Lexington Avenue North, Arden Hills, Minnesota 55126.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization this 1st day of June, 2001.





                                            /s/ DAWN M. SZYMBORSKI
                                        --------------------------------
                                        Dawn M. Szymborski
                                        Organizer





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